UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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ISABELLA BANK CORPORATION

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ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 6, 2025
Notice is hereby given that the Annual Meeting of Shareholders of Isabella Bank Corporation will be held on Tuesday, May 6, 2025 at 5:00 p.m. Eastern Daylight Time, at the Courtyard by Marriott, 2400 East Campus Drive, Mt. Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following items of business:
1.The election of four (4) directors to serve for a term of three years commencing on the date of the Annual Meeting and continuing until the 2028 annual meeting of shareholders of the Company or until their respective successor or successors are duly elected and qualified, or until such director’s earlier death, resignation or removal from office.
2.To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for the year ending December 31, 2025.
3.To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.
The Board of Directors has fixed March 14, 2025 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

By order of the Board of Directors

Debra Campbell, Secretary

Dated: March 25, 2025

ISABELLA BANK CORPORATION
401 N. Main St.
Mt. Pleasant, Michigan 48858
PROXY STATEMENT
General Information
This Proxy Statement is furnished in connection with the solicitation of proxies, to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) which is to held on Tuesday, May 6, 2025 at 5:00 p.m. at the Courtyard by Marriott, 2400 East Campus Drive, Mt. Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting of Shareholders and in this Proxy Statement.
This Proxy Statement has been mailed on March 25, 2025 to all holders of record of common stock as of the record date. If a shareholder’s shares are held in the name of a broker, bank, or other nominee, then that party should give the shareholder instructions for voting the shareholder’s shares.
Voting at the Meeting
We have fixed the close of business on March 14, 2025 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. We have only one class of common stock and no preferred stock. As of March 14, 2025, there were 7,414,569 shares of stock outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. You may vote on matters that are properly presented at the Annual Meeting by attending the meeting and casting a vote, signing and returning the enclosed proxy, voting on the internet, or voting by phone. You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by filing with Isabella Bank Corporation (the “Corporation”) an instrument revoking it, filing a duly executed proxy bearing a later date (including a proxy given over the internet or by phone) or by attending the meeting and electing to vote in person. You are encouraged to vote by mail, internet, or phone.
A quorum must be present in order to hold the Annual Meeting. A quorum is present if a majority of the shares of common stock entitled to vote are represented in person or by proxy. If you execute and return a proxy, those shares will be counted to determine if there is a quorum, even if you abstain or fail to vote on any of the proposals. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.
Once a quorum is achieved, a plurality of votes cast is necessary for the election of directors (Proposal 1). As to all other matters, the affirmative vote of a majority of votes cast is necessary for the approval of such matters.
Some of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. Those shareholders are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided voting instructions for you to use to direct your broker, bank or nominee in voting these shares.
Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to ratification of the appointment of Plante & Moran, PLLC (“Plante”) as our independent registered public accounting firm (Proposal 2). However, in the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to the Board of Directors (Proposal 1). A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.
In addition, if a shareholder abstains from voting on a particular proposal presented for approval at the Annual Meeting, the abstention does not count as a vote in favor of or against the proposal.
At this year’s Annual Meeting, you will elect four (4) directors to serve for a term of three years commencing on the date of the Annual Meeting and continuing until the 2028 annual meeting of shareholders of the Company or until their respective successor or successors are duly elected and qualified, or until such director’s earlier death, resignation or removal from office. You may vote in favor or withhold your vote with respect to any or all nominees. Directors are elected by a plurality of the votes cast at the Annual Meeting. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. “Withhold” votes, abstentions and shares not voted, including broker non-votes, are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
Ratification of the appointment of Plante requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” such proposal. In counting votes on the ratification of the appointment of Plante as our independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote.
Proposal 1 - Election of Directors
The Board of Directors (the “Board”) currently consists of eleven (11) members divided into three (3) classes, with the directors in each class being elected for a term of three years. The Board decreased from eleven (11) to nine (9) members in August of 2024 when Thomas L. Kleinhardt and Gregory V. Varner retired from the Board. Subsequently, the Board increased from nine (9) to ten (10) members with the Board's appointment of Brian R. Sackett, effective September 15, 2024. The Board then increased from ten (10) to eleven (11) members with the Board's appointment of David B. Behen, effective March 3, 2025.
Pursuant to our governing documents, our Board is divided into three (3) classes, which results in a “staggered” board. Directors stand for election for a term expiring at the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected, or until each person’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal from office.
The terms of Neil M. McDonnell, Sarah R. Opperman, Chad R. Payton, and Brian R. Sackett will expire at the Annual Meeting. At the Annual Meeting, each of Neil M. McDonnell, Sarah R. Opperman, Chad R. Payton, and Brian R. Sackett are being nominated for election to serve as directors of the Company for a term commencing on the date of the Annual Meeting and continuing until the 2028 annual meeting of shareholders of the Company or until their respective successor or successors are duly elected and qualified, or until such director’s earlier death, resignation or removal from office. Each of the above-listed nominees for election at the Annual Meeting is currently serving as a director of the Company.
Election Procedures
Assuming the presence of a quorum at the Annual Meeting, the election of directors will require a plurality of the votes cast at the Annual Meeting.
This means that the four (4) nominees receiving the highest number of votes will be elected. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect of the election of the nominees. In accordance with the Michigan Business Corporation Act, shareholders are not entitled to cumulate their votes in the election of directors (or for any other decision).
Except as otherwise specified, proxies will be voted for the election of the four (4) nominees. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated. However, we know of no reason to anticipate that this will occur. Each of the nominees has agreed to serve as a director if elected.
If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Company’s Board of Directors. Alternatively, in lieu of designating a substitute, the Company’s Board of Directors may reduce the number of directors of the Company. The Board has no reason to believe that any of the Class II nominees listed above will be unavailable to serve as a director. All of the Class II nominees listed above have consented to being named herein and to serve if elected.
Biographical information for each of the above-listed nominees, as well as the other current directors of the Company not up for reelection at the Annual Meeting, including their principal occupation for the last five or more years, age and length of service as a director, follows.
We recommend that you vote FOR the election of each of the above-listed nominees for election to the Board.

Director Qualifications
Board members are highly qualified and represent your best interests. We select nominees who:
•Have extensive business leadership.
•Bring a diverse perspective and experience.
•Are objective and collegial.
•Have high ethical standards and have demonstrated sound business judgment.
•Are willing and able to commit the significant time and effort to effectively fulfill their responsibilities.
Each nominee and current director possesses these qualities and provides a diverse complement of specific business skills and experience. In addition to the general qualifications described above, qualifications are included in the biographical summaries provided on the following pages.
The following table identifies individual Board members serving on each of our standing committees:

Director	Audit	Nominating and Corporate Governance	Compensation and Human Resource
Sarah R. Opperman	Xo	Xo	Xo
Dr. Jeffrey J. Barnes		Xc
David B. Behen			X
Jill Bourland	Xc	X
Melinda M. Coffin	X		X
Jae A. Evans
Neil M. McDonnell
Chad R. Payton	X		Xc
Vicki L. Rupp			X
Brian R. Sackett
Jerome E. Schwind

C — Chairperson
O — Ex-Officio
Director Nominees for Terms Ending in 2028
Neil M. McDonnell (age 61), has been a director of Isabella Bank Corporation and of the Bank since January 31, 2024. Mr. McDonnell was appointed President of Isabella Bank effective January 5, 2024 after serving as the Chief Financial Officer since 2018. He has more than 30 years of banking experience and previously worked in the eastern United States in roles such as CFO, controller, treasurer, compliance and risk officer, and director of finance at large international banks, local community banks and de novo banks. He serves on the Board of Directors of Community Bankers of Michigan, is a member of the Mid-Michigan Industries Board of Directors, and volunteers with Habitat for Humanity of Isabella County Finance Committee.
Sarah R. Opperman (age 65) has been a director of Isabella Bank Corporation and of the Bank since 2012 and has served as chair of both boards since May 2021. Ms. Opperman previously was employed for 28 years by The Dow Chemical Company, where she served in executive leadership roles in public and government affairs. She was interim President and Chief Executive Officer of the Midland Business Alliance in 2018. Ms. Opperman is a member of the Central Michigan University Advancement Board, the Herbert H. and Grace A. Dow Foundation Board, and the Michigan Baseball Foundation Board. Ms. Opperman's business and leadership expertise, as well as her depth of community relationships, benefit Board discussions and decisions.
Chad R. Payton (age 56) has been a director of Isabella Bank Corporation and of the Bank since 2021. Mr. Payton is a Certified Public Accountant and Partner of Roslund, Prestage & Company, PC, with over 30 years of tax and accounting experience. Mr. Payton is a member of the American Institute of Certified Public Accountants and Michigan Association of Certified Public Accountants. Mr. Payton's expertise in accounting and business experience are valuable to the Board.
Brian R. Sackett (age 54) was appointed a director of Isabella Bank Corporation and of the Bank effective September 15, 2024. Mr. Sackett is a partner at Sackett Potatoes and has been an employee there since 1987. He has served the potato industry on a state and national level in many capacities for potato research and potato variety development for the past 30 years. Mr. Sackett currently serves on the Research Committee for the Michigan Potato Industry Commission and the Chip Committee for Potatoes USA. Mr. Sackett has served more than 12 years on our West Region Advisory Board and brings agricultural and business expertise to the Board.
Current Directors with Terms Ending in 2026
Dr. Jeffrey J. Barnes (age 62) has been a director of the Bank since 2007 and of Isabella Bank Corporation since 2010. Dr. Barnes is a retired physician from L.O. Eye Care. He is a former member of the Central Michigan Community Hospital Board of Directors. Dr. Barnes' experience in business operations and management, as well as knowledge of the communities we serve, benefit the Board.
Melinda M. Coffin (age 50) has been a director of Isabella Bank Corporation and of the Bank since 2022. Ms. Coffin is the former CEO of Soaring Eagle Gaming Enterprises. She received her undergraduate degree and MBA from Central Michigan University. Ms. Coffin's knowledge and experience in compliance and regulatory matters, as well as her business experience and community involvement, adds value to the Board.
Vicki L. Rupp (age 65) has been a director of Isabella Bank Corporation and of the Bank since 2019. Ms. Rupp retired from The Dow Chemical Company after a successful 35 year career in various positions, including her final position of Corporate Director of Business Services.  Ms. Rupp owns her own consulting company, Vicki Rupp Consulting, for companies seeking operational improvements. She currently serves on the Saginaw Valley State University Foundation Executive Committee. Ms. Rupp brings experience in operations and strategic development and a commitment to community service.
David B. Behen (age 55) was appointed a director of Isabella Bank Corporation and of the Bank effective March 3, 2025. Mr. Behen is the co-founder and Chief Strategy Officer at SensCy, a cybersecurity company focused on small and medium-sized organizations. He has held leadership roles in the private and public sectors for over 20 years and has received many esteemed awards and recognition for his contributions to information technology and cybersecurity. Mr. Behen holds several board and committee positions for professional and technology organizations. He is a member of the Eastern Michigan University College of Engineering and Technology Advisory Board. Mr. Behen's extensive experience in cybersecurity and proven track record of building successful organizations brings great value to the Board.
Current Directors with Terms Ending in 2027
Jill Bourland (age 54) has been a director of Isabella Bank Corporation and of the Bank since 2017. Ms. Bourland is CEO and Partner of Blystone & Bailey, CPAs, P.C. Ms. Bourland is a graduate of Central Michigan University, a Certified Public Accountant, and a Housing Credit Certified Professional. She has over 25 years of audit, tax and accounting experience with a concentration in small business and affordable housing sectors. She is a member of the William and Janet Strickler Nonprofit Center Board, and the Mid-Michigan Community College Foundation Board. She is involved with the Gratiot-Isabella Technical Education Center Accounting/Business Advisory Committee. She is also a member of the American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, and Home Builders Association. Ms. Bourland has expertise in accounting and business experience, and a strong commitment to community involvement.
Jae A. Evans (age 68) has been a director of Isabella Bank Corporation and of the Bank since 2014. He was President and Chief Executive Officer of the Corporation from 2014 to January 2024 and Chief Executive Officer of the Bank from 2018 to January 2024. Mr. Evans served as Chief Operations Officer of the Bank from 2011 to 2013 and President of the Greenville Division of the Bank from 2008 to 2011. He is a graduate of Central Michigan University and has over 47 years of banking experience. Mr. Evans currently serves as the Interim President and CEO of United Bankers' Bank, in addition to being a board member and the Chair for United Bankers' Bank, and on the Central Michigan University Advancement Board. Mr. Evans provides the Board with executive leadership, knowledge of commercial banking, and strong community involvement.
Jerome E. Schwind (age 58) has been a director of Isabella Bank Corporation and of the Bank since 2017. Mr. Schwind was appointed President and Chief Executive Officer of the Corporation and Chief Executive Officer of Isabella Bank on January 5, 2024. He has over 30 years of banking experience and has been employed by the Bank since 1999, serving in various roles including President of the Bank and Vice President of the Corporation, Executive Vice President, and Chief Operations Officer. Mr. Schwind received his undergraduate degree from Ferris State University and his MBA from Lake Superior State University. He is also a graduate of the Dale Carnegie Executive Development program, the Graduate School of Banking at the University of Wisconsin-Madison, and the Rollie Denison Leadership Institute. He currently serves as the Chair for the Middle Michigan Development Corporation, is a member of the Finance Advisory Board for the Ferris State University College of Business, and the Michigan Bankers Association Perry School of Banking Board. Mr. Schwind brings his experience in banking and his many years at Isabella Bank to the Board in addition to his knowledge of the markets we serve.
Each of the directors has been engaged in their stated professions for more than five years unless otherwise stated.

Other Executive Officers
William M. Schaefer (age 45), was appointed Chief Financial Officer of Isabella Bank Corporation on April 1, 2024. Mr. Schaefer is a Certified Public Accountant and has over 24 years of experience in the accounting and financial sector. He has served as Senior Vice President, Controller, and Vice President of Finance at prominent regional and community banks on the East coast. He started his career as an Auditor for KPMG and then he moved to an international manufacturing company where he held various Controllership positions.
David J. Reetz (age 64), Chief Lending Officer of the Bank, has over 40 years of lending experience and has been employed by the Bank since 1987, serving in his current role since 2003. Mr. Reetz serves as a member of the Summit Clubhouse Advisory Board and the Mt. Pleasant Rotary Club.
Peggy L. Wheeler (age 65), Chief Operations Officer of the Bank, has been employed by the Bank since 1977. Ms. Wheeler has over 47 years of banking experience with Isabella Bank, holding various positions including customer service, accounting, Controller, and Senior Vice President of Operations. Ms. Wheeler serves on the board for the Mt. Pleasant Area Community Foundation and serves as chair of their grant review committee. She also serves on the Board for the Michigan Bankers Association Service Corporation, and RISE Advocacy.
Proposal 2 - Ratification of Independent Registered Public Accounting Firm
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm. The Audit Committee engages in an annual evaluation of the independent registered public accounting firm’s qualifications, assessing a wide variety of factors.
Rehmann Robson LLC (“Rehmann”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. On January 27, 2025, the Audit Committee appointed Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025. For information related to the Audit Committee's process, including fees paid to our independent registered public accounting firm, refer to the “Independent Registered Public Accounting Firm” section of this report.
The Board is seeking shareholder ratification of the Audit Committee’s appointment of Plante & Moran, PLLC for the year ending December 31, 2025. Shareholder ratification of the selection of Plante as our independent registered public accounting firm for the 2025 fiscal year is not required by our governing documents, state law or otherwise. However, the Board is submitting the selection of Plante to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may consider this information when determining whether to retain Plante for future services. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it is determined that such a change would be in the best interests of the Company.
Assuming a quorum is present, the ratification of the appointment of Plante as the independent registered public accounting firm for the year ending December 31, 2025 will require the affirmative vote of the majority of the shares entitled to vote and represented in person or by proxy. Shares represented by proxy will be voted in accordance with the instructions provided in the proxy. In the absence of instructions to the contrary, completed proxy cards that do not specify how shares should be voted with respect to the ratification of the appointment of Plante will be voted “FOR” the ratification.
Representatives from Rehmann and Plante are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to make any comments they believe are appropriate.
We recommend that you vote FOR this proposal to ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the year ending December 31, 2025.
Corporate Governance
Director Independence
We have adopted the director independence standards as defined under the Nasdaq listing requirements. We have determined that Dr. Jeffrey J. Barnes, David B. Behen, Jill Bourland, Melinda M. Coffin, Sarah R. Opperman, Chad R. Payton, Vicki L. Rupp, and Brian R. Sackett are independent directors. Jae A. Evans is not independent as he retired as President and CEO of Isabella Bank Corporation and CEO of Isabella Bank on January 4, 2024. Jerome E. Schwind is not independent as he is employed as President and CEO of Isabella Bank Corporation and CEO of Isabella Bank. Neil M. McDonnell is not independent as he is employed as President of Isabella Bank.

Family Relationships
There are no immediate family relationships between any of our directors, director nominees, or executive officers.
Board Leadership Structure and the Board's Role in Risk Oversight
Sarah R. Opperman serves as the Chairperson of the Board and Jerome E. Schwind serves as the Chief Executive Officer of the Company. Recognizing the individual roles and responsibilities of the Chairperson of the Board and the Chief Executive Officer, the Board of Directors has implemented this structure to enhance strategic oversight and insight, board leadership, and to further align the Board of Directors and management.
Our Governance Policy provides that only directors who are deemed to be independent as set forth by the Nasdaq listing requirements and SEC rules are eligible to hold the office of chairperson. Additionally, the chairpersons of Board's committees must also be independent directors. It is our belief that having a separate chairperson and CEO best serves the interest of the shareholders. The Board elects its chairperson at the first Board meeting following the Annual Meeting. Independent members of the Board meet without inside directors at least twice per year.
Regular meetings of the Board and its committees are held to review strategy, policy and results of operations, including discussions of risk. The frequency of meetings is determined by, among other things, strategy, operations and the number and significance of risk matters that are discussed at either the Board or committee meetings. Each committee chairperson is provided an opportunity to present a report to the full Board at each regularly scheduled Board meeting and is required to provide a full report of past accomplishments and future strategies to the full Board on an annual basis.
The Board has overall responsibility for enterprise risk management. The Board’s role is to engage in informed oversight of the Company’s risk management and management is responsible for our day-to-day risk management. The Board utilizes committees to oversee risks associated with compensation and governance. The Isabella Bank Board of Directors is responsible for overseeing credit, investment, information technology, interest rate, and trust risks.
Board and Committee Meeting Attendance
The Board met fourteen (14) times during 2024. During the 2024 fiscal year, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director) and (ii) the total number of meetings of all committees of the Board on which he or she served (during the period that he or she served).
Director Attendance at Annual Meeting
While the Company does not have a formal policy requiring the directors’ attendance, the Board encourages all directors to attend the annual meeting of shareholders. All of our directors attended the 2024 annual meeting of shareholders, with the exception of Ms. Coffin.
Committees of the Board of Directors
Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resource Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and our bylaws.
Audit Committee
The Company has a separately designated standing Audit Committee as required by the rules of the Nasdaq Stock Market. The Audit Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com under the “Governance” tab. The Audit Committee met six (6) times during the year 2024.
The responsibilities of the Audit Committee include assisting the Board in its general oversight of our financial reporting, financial risk assessment, internal controls, and audit functions, and is directly responsible for overseeing the integrity of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and those of independent auditors, our system of internal controls, our financial reporting and system of disclosure controls, and our compliance with legal and regulatory requirements and with our Code of Conduct and Business Ethics. Further information regarding the functions performed by the Audit Committee and its membership is set forth in the “Audit Committee Report” included in this Proxy Statement.
The members of the Audit Committee are directors Bourland (committee chairperson), Coffin, Opperman (ex-officio) and Payton. Our Board has evaluated the independence of each of the members of our Audit Committee and has affirmatively determined that each of the members of our Audit Committee (1) is an independent director under Nasdaq Stock Market rules, (2) satisfies the additional independence standards under applicable SEC rules for Audit Committee service, and (3) has the ability to read and understand fundamental financial statements. In accordance with the provisions of the Sarbanes-Oxley Act of 2002, directors Bourland and Payton met the requirements of Audit Committee Financial Expert and have been so designated.
Nominating and Corporate Governance Committee
The Company has a separately designated standing Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com under the “Governance” tab. The Nominating and Corporate Governance Committee held three (3) meetings during the year 2024.
The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for nomination to the Board for approval. This Committee, in evaluating nominees, including incumbent directors and any nominees put forth by shareholders, considers business experience, skills, character, judgment, leadership experience, and their knowledge of the geographical markets, business segments or other criteria the Committee deems relevant and appropriate based on the current composition of the Board. This Committee considers diversity in identifying members with respect to our geographical markets served, the industry knowledge and experience of the nominee, and community relations of the nominee.
The members of the Nominating and Corporate Governance Committee are directors Barnes (committee chairperson), Bourland, and Opperman (ex-officio). Our Board has evaluated the independence of each of the members of our Nominating and Corporate Governance Committee and has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee meets the definition of an “independent director” under Nasdaq Stock Market rules.
The Nominating and Corporate Governance Committee will consider, as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858 and include the shareholder’s name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the candidate. Please see “Shareholder Proposals - 2026 Annual Meeting,” below, for more information on when director nominee proposals must be submitted to the Corporation. The Nominating and Corporate Governance Committee evaluates all potential director nominees in the same manner, whether the nominations are received from a shareholder, or otherwise.
Compensation and Human Resource Committee
The Company has a separately designated standing Compensation and Human Resource Committee. The Compensation and Human Resource Committee is governed by a written charter approved by the Board, which is available on the Bank’s website: www.isabellabank.com under the “Governance” tab. The Compensation and Human Resource Committee held six (6) meetings during the year 2024.
The members of the Compensation and Human Resource Committee are directors Behen, Coffin, Opperman (ex-officio), Payton (committee chairperson), and Rupp. Our Board has evaluated the independence of each of the members of our Compensation and Human Resource Committee and has affirmatively determined that each of the members of the Committee meets the definition of an “independent director” under Nasdaq Stock Market rules. In addition, our Board has also determined that each of the members of the Committee qualifies as a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation and Human Resource Committee is responsible for reviewing and recommending to the Board the compensation of directors and the compensation of the President and CEO, Bank President, and CFO. The Compensation and Human Resource Committee is also responsible for overseeing the administration of the Company’s employee benefit, incentive and compensation programs, determining the effectiveness of the Company’s compensation-related risk management practices, and reviewing and approving the Chief Executive Officer succession plan, and recommending such plan to the Board for approval.
Communications with the Board
Shareholders may communicate with the Board by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858. Communications will be forwarded to the Board or the appropriate committee, as soon as practicable.
Code of Ethics
The Corporation has adopted a Code of Conduct and Business Ethics that sets forth standards of ethical business conduct for the Company's CEO, CFO, and Controller. The purpose of the Code of Conduct and Business Ethics is to provide such covered individuals with a framework to deter wrongdoing and to promote honest and ethical conduct. Additionally, the Code of Business Conduct and Ethics is in conformity with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Listing

Rules. A copy of the Code of Conduct and Business Ethics is available on the Bank’s website: www.isabellabank.com under the “Governance” tab.
Nasdaq Listing Application
We have applied to list the shares of our common stock on The Nasdaq Stock Market, LLC (“Nasdaq”) under our current symbol “ISBA.” Such listing is not guaranteed. Even if such listing is approved, there can be no assurance that an active, liquid trading market in our common stock will develop. Our common stock is currently quoted on the OTCQX Market under the trading symbol “ISBA.” If we are approved to list the shares of our common stock on Nasdaq, we will continue to serve as our own transfer agent.
Audit Committee Report
The Audit Committee oversees the financial reporting process on behalf of the Board. The 2024 Audit Committee consisted of directors Bourland, Coffin, Payton, and Opperman (ex-officio).*
The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services by our independent auditors, or any other auditing or accounting firm, if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit services. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board.
Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. The Audit Committee also reviewed with management and the independent auditors, management’s assertion on the design and effectiveness of our internal control over financial reporting as of December 31, 2024.
The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including those described in Auditing Standard No. 1301, “Communications with Audit Committees”, as may be modified or supplemented. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence”, as may be modified or supplemented, and has discussed this issue with the independent auditors.
The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting process. The Audit Committee held six meetings during 2024.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Securities and Exchange Commission. The Audit Committee has appointed Plante & Moran, PLLC as the independent auditors for the 2025 audit.
Respectfully submitted,
Jill Bourland, Audit Committee Chairperson
Melinda M. Coffin
Chad R. Payton
Sarah R. Opperman (ex-officio)

* As planned, on August 31, 2024, Thomas L. Kleinhardt retired from the Board and all committees of the Board, including the Audit Committee. Therefore, Mr. Kleinhardt did not participate in the Audit Committee's review, discussion or recommendation with respect to matters covered by the Audit Committee's report in this Proxy Statement.

Executive Officers
Executive officers are compensated in accordance with their employment with the applicable entity. The following table shows information on compensation earned in each of the last two years ended December 31, 2024, for the CEO, CFO, and our next most highly compensated executive officer, collectively the named executive officers (“NEOs”).
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
Jerome E. Schwind (6)	2024	443,571	20,100	40,000	14,781	68,109	586,561
President and CEO of Isabella Bank Corporation and CEO of Isabella Bank	2023	382,066	68,093	—	9,465	62,567	522,191
Jae A. Evans (6)	2024	67,115	16,450	—	39,089	160,883	283,537
President and CEO of Isabella Bank Corporation and CEO of Isabella Bank (retired)	2023	504,500	134,400	—	36,863	59,129	734,892
William M. Schaefer (7)	2024	174,327	—	10,895	275	45,187	230,684
CFO of Isabella Bank Corporation and Isabella Bank
Neil M. McDonnell (6)	2024	365,000	16,572	25,125	12,270	52,950	471,917
President of Isabella Bank	2023	301,300	49,130	—	3,331	39,636	393,397
(1)Executive officer salary includes compensation voluntarily deferred under our 401(k) plan. Director fees are also included and are displayed in the following table for each of the last two years ended December 31, 2024:

	Director fees ($)
Name	2024	2023
Jerome E. Schwind	30,000	34,500
Jae A. Evans	40,000	34,500
Neil M. McDonnell	30,000	—
(2)Includes payouts granted pursuant to the Isabella Bank Corporation Executive Cash Incentive Plan.
(3)Includes shares granted pursuant to the Isabella Bank Corporation Restricted Stock Plan disclosed as the aggregate grant date fair value of the awards computed, in accordance with ASC Topic 718.
(4)Includes the aggregate non-cash change in the actuarial present value of the noted executive's accumulated benefit under the Isabella Bank Corporation Pension Plan.
(5)For all named executives, all other compensation includes 401(k) matching contributions, dividends on stock units pursuant to the Directors Plan, and auto allowance. For Jae A. Evans this includes a short-term disability payout upon retirement of $108,462. For William M. Schaefer all other compensation includes an employment bonus of $30,257.
(6)Jae A. Evans retired as President and Chief Executive Officer of Isabella Bank Corporation and Chief Executive Officer of Isabella Bank effective January 4, 2024. Jerome E. Schwind was appointed as President and Chief Executive Officer of Isabella Bank Corporation and Chief Executive Officer of Isabella Bank effective January 5, 2024. Neil M. McDonnell was appointed as President of Isabella Bank effective January 5, 2024.
(7)Not a named executive officer prior to 2024. William M. Schaefer joined the Corporation on April 1, 2024.

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information on the unvested shares of restricted stock pursuant to the Isabella Bank Corporation Restricted Stock Plan as of December 31, 2024:

		Stock awards
Name	Grant Date	Equity incentive plan: number of shares or units of stock that have not vested (#)(1)	Equity incentive plan awards: market value of shares or units of stock that have not vested ($)(2)
Jerome E. Schwind	3/26/2024	2,053	53,357
	2/16/2023(3)	—	—
	3/28/2022	1,922	49,953
	4/1/2021	4,282	111,289
William M. Schaefer	4/1/2024	558	14,502
Neil M. McDonnell	3/26/2024	1,290	33,527
	2/16/2023(3)	—	—
	3/28/2022	1,444	37,530
	4/1/2021	3,184	82,752
(1)Shares of restricted stock are subject to a three-year vesting period from the date of issuance.
(2)Based on the closing price of the Corporation's common stock as of December 31, 2024 which was $25.99.
(3)Achievement of financial performance goals in connection to the stock awards were not met in 2023.
Pension Benefits
Defined Benefit Pension Plan.   We sponsor the Isabella Bank Corporation Pension Plan (“Defined Benefit Pension Plan”), a frozen defined benefit pension plan. The curtailment, which was effective March 1, 2007, froze the current participant’s accrued benefits as of that date and limited participation in the plan to eligible employees as of December 31, 2006. Due to the curtailment of the plan, the number of years of credited service was frozen. As such, the years of credited service for the plan may differ from the participant’s actual years of service.
Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax laws, and to pay expenses related to operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.
Pension plan benefits are based on years of service and the employees’ five highest consecutive years of compensation out of the last ten years of service, through December 31, 2006.
A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100% vested after five years of service. Benefit payments normally start when a participant reaches age 65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.
Under the provisions of the plan, participants are eligible for early retirement after reaching the age of 55 with at least five years of service. The early retirement benefit amount is the accrued benefit payable at normal retirement date reduced by 5/9% for each of the first 60 months and 5/18% for each of the next 60 months that the benefit commencement date precedes the normal retirement date.
Retirement Bonus Plan.   We sponsor the Isabella Bank Corporation Retirement Bonus Plan (“Retirement Bonus Plan”). This nonqualified plan is intended to provide eligible employees with additional retirement benefits. To be eligible, the employee needed to be an employee on January 1, 2007, and be a participant in our frozen Executive Supplemental Income Agreement. Participants were also required to be an officer with at least 10 years of service as of December 31, 2006. We have sole and exclusive discretion to add new participants to the Retirement Bonus Plan by authorizing such participation pursuant to action of the Board.
An initial amount was credited for each eligible employee as of January 1, 2007. Subsequent amounts have been credited on each allocation date thereafter as defined in the Retirement Bonus Plan. The amount of the initial allocation and the annual allocation shall be determined pursuant to the payment schedule adopted at our sole and exclusive discretion, as set forth in the Retirement Bonus Plan.

Under the provisions of the Retirement Bonus Plan, participants are eligible for early retirement upon attaining 55 years of age. There is no difference between the calculation of benefits payable upon early retirement and normal retirement; however, the participant would not receive their full benefit under early retirement.
Nonqualified Deferred Compensation
Directors Plan. Under the Isabella Bank Corporation and Related Companies Deferred Compensation Plan for Directors (“Directors Plan”), directors, including named executive officers who serve as directors, are required to invest at least 25% of their board fees in our common stock and may invest up to 100% of their earned fees based on their annual election. These amounts are reflected in footnote 1 to the Summary Compensation Table. These stock investments can be made either through deferred fees or through the purchase of shares through the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP Plan”). Deferred fees, under the Directors Plan, are converted on a quarterly basis into stock units of our common stock based on the fair value of a share of our common stock as of the relevant valuation date. Stock units credited to a participant’s account are eligible for stock and cash dividends as paid. DRIP Plan shares are purchased pursuant to the DRIP Plan.
Distribution of deferred fees from the Directors Plan occurs when the participant retires from the Board or upon the occurrence of certain other events. The participant is eligible to receive distributions in the form of shares of our common stock of all of the stock units that are then in his or her account, and any unconverted cash will be converted to and rounded up to a whole share of stock and distributed, as well. Any common stock issued from deferred fees under the Directors Plan will be considered restricted stock under the Securities Act of 1933, as amended. Common stock purchased through the DRIP Plan are not considered restricted stock under the Securities Act of 1933, as amended.
SERP. Under the supplemental executive retirement plan (“SERP”), we may promise deferred compensation benefits to employees who are members of a select group of management or highly compensated employees, which may include the named executive officers. The SERP authorizes us to make annual and discretionary credits to a participant’s SERP account pursuant to a participation agreement with the participant that sets forth the amount and timing of any annual credits and the vesting, payment, and other terms to which the credits are subject.
The SERP provides default terms that may be modified by a participant’s participation agreement, including default vesting, interest and payment terms. Under the SERP’s default vesting terms, a participant is initially unvested in the participant’s SERP account and becomes 100% vested upon attaining normal retirement age, retirement, involuntary separation from service without cause, death, disability or a change in control. Special vesting rules apply to amounts that are credited after a change in control. Under the SERP’s interest rule, a participant’s account balance is credited with interest annually, the rate of which may be changed and is based on a stated fund yield as defined in the SERP for the current plan year, updated annually. A participant’s vested and nonforfeited account balance will be paid in a single cash lump sum within 90 days after the first to occur of the participant’s separation from service (subject to a six-month delay for a “specified employee”), death, disability, or any date specified in the participant’s participation agreement under the SERP’s default payment terms, unless otherwise specified in a participant's participation agreement. The SERP also includes restrictive covenants that restrict a participant’s ability to compete with us and certain other activities.
Executive Cash Incentive Plan. The Executive Cash Incentive Plan provides potential payouts for the President and CEO, Bank President, and CFO based on achievement of personal and corporate goals. The maximum potential payouts under the plan range from 22% to 35% of the employee's annual salary. The Compensation and Human Resource Committee is responsible for establishing personal goals and measuring the achievement of personal goals for the President and CEO. This Committee also reviews the performance of the President and CEO. The President and CEO recommends to the Compensation and Human Resource Committee the measurement and achievement of personal and corporate goals for the Bank President and CFO.
Restricted Stock Plan. The Isabella Bank Corporation Restricted Stock Plan ("RSP") is an equity-based bonus plan. The primary purpose of the plan is to promote our growth and profitability by attracting and retaining executive officers and key employees of outstanding competence through ownership of equity that provides them with incentives to achieve corporate objectives. The RSP authorizes the issuance of unvested restricted stock to an eligible employee with a maximum award ranging from 25% to 40% of the employee’s annual salary, on a calendar year basis. Under the RSP, the Board of Directors may grant restricted stock awards to eligible employees on an annual basis based on satisfactory achievement of performance targets and measures established by the Board of Directors. If these grant conditions are not satisfied, then the award of restricted shares will lapse or be adjusted appropriately, at the discretion of the Board of Directors. Restricted stock awards granted are not fully transferable or vested until certain conditions are met, as stated in the plan.

Clawback Policy. The Corporation has adopted a clawback policy which provides for recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. This policy applies to any cash or equity compensation which is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. Consequently, the policy applies to the SERP, the Executive Cash Incentive Plan, and the RSP.
Potential Payments Upon Termination or Change in Control
The estimated amounts payable to each named executive officer upon severance from employment, retirement, termination upon death or disability or termination following a change in control are described below. For all termination scenarios, the amounts assume such termination took place as of December 31, 2024.
Any Severance of Employment
Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:
•Amounts accrued and vested through the Defined Benefit Pension Plan.
•Amounts accrued and vested through the Retirement Bonus Plan.
•Amounts credited and vested through the SERP.
•Amounts deferred in the Directors Plan.
•Amounts granted and vested through the Restricted Stock Plan.
•Eligible unused vacation and short-term disability pay.
Retirement
In the event of the retirement of an executive officer, the officer would receive the benefits identified above.
Death or Disability
In the event of death or disability of an executive officer, in addition to the benefits listed above, the executive officer will also receive payments under our life insurance plan or under our disability plan as appropriate.
Change in Control
We currently do not have a change in control agreement with any of the executive officers. Under the SERP, each participant would become 100% vested in their SERP account upon a change in control. Under certain conditions, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all uncredited annual credits would be credited to his or her SERP account. If termination took place on December 31, 2024, that would have resulted in an additional credit to Jerome E. Schwind's SERP account of $543,500, William M. Schaefer's SERP account of $240,000, and Neil M. McDonnell's SERP account of $382,500 and a total credit for each individual of $827,520, $245,275, and $618,265, respectively.
Under the RSP, each participant would become 100% vested in their RSP account upon a change in control. Under certain conditions, following a change in control, if a participant is involuntarily terminated without cause or voluntarily terminates for good reason all nonvested shares would be fully vested. If termination took place on December 31, 2024, that would have resulted in vested shares to Jerome E. Schwind's RSP account of 8,257 ($214,599), William M. Schaefer's RSP account of 558 ($14,502), and Neil M. McDonnell's RSP account of 5,918 ($153,809).
Pay Versus Performance
The following table presents certain information regarding compensation paid and certain financial performance measures in each of the last three years ended December 31, 2024, for the CEO and other NEOs as a group, as disclosed in the Summary Compensation table above.

Year	Summary compensation table total for CEO ($)	Compensation actually paid to CEO ($)(1)	Average summary compensation table total for non-CEO NEOs ($)	Average compensation actually paid to non-CEO NEOs ($)(2)	Value of initial fixed $100 investment based on total shareholder return ($)	Net income (in thousands)($)
2024	870,098	911,433	351,301	377,134	119	13,889
2023	734,892	706,872	457,794	441,732	127	18,167
2022	755,512	729,259	464,198	478,958	131	22,238

(1)In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total reported compensation for each year to determine the compensation actually paid:

				Equity Award Adjustments
Year	Summary compensation table total for CEO ($)	Reported change in pension value ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Change in fair value of equity awards granted in prior years that vested in the year ($)	Compensation actually paid to CEO ($)
2024	870,098	—	(40,000)	53,357	27,856	122	911,433
2023	734,892	—	—	—	(28,020)	—	706,872
2022	755,512	—	(89,600)	84,201	(20,854)	—	729,259
(2)In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for each year to determine the compensation actually paid:

				Equity Award Adjustments
Year	Average summary compensation table total for non-CEO NEOs ($)	Reported change in pension value ($)	Reported Value of Granted Equity Awards ($)	Year end fair value of outstanding and unvested equity awards granted in the year ($)	Change in fair value of outstanding and unvested equity awards granted in prior years ($)	Change in fair value of equity awards granted in prior years that vested in the year ($)	Average compensation actually paid to non-CEO NEOs ($)
2024	351,301	—	(18,010)	24,015	20,780	(952)	377,134
2023	457,794	(3,000)	—	—	(13,062)	—	441,732
2022	464,198	27,000	(42,095)	39,551	(9,696)	—	478,958
Relationship Between CEO and Other NEO Compensation Actually Paid and Total Shareholder Return
The following graph illustrates the relationship during 2022-2024 between compensation actually paid to our CEO and average compensation actually paid to other NEOs as a group and total shareholder return (“TSR”):

Relationship Between CEO and Other NEO Compensation Actually Paid and Net Income
The following graph illustrates the relationship during 2022-2024 between compensation actually paid to our CEO and average compensation actually paid to other NEOs as a group and net income (in thousands):
Under our cash and equity incentive plans, financial performance goals are established by the Compensation and Human Resource Committee and the Board of Directors. For 2022, 2023 and 2024, these financial measures included net income, in addition to other metrics as established by the Compensation and Human Resource Committee and the Board of Directors.
Director Compensation
The following table summarizes the compensation of each non-employee director who served on the Board during 2024.

Name	Fees paid in cash ($)(1)	Fees deferred under Directors Plan ($)(1)	All other compensation ($)(2)	Total fees earned ($)
Dr. Jeffrey J. Barnes	—	41,000	32,296	73,296
Jill Bourland	48,000	—	1,403	49,403
Melinda M. Coffin	—	40,000	4,555	44,555
Thomas L. Kleinhardt	—	26,667	41,756	68,423
Richard L. McGuirk	16,667	—	529	17,196
Sarah R. Opperman	55,000	—	6,647	61,647
Chad R. Payton	44,000	—	2,360	46,360
Vicki L. Rupp	22,000	22,000	3,504	47,504
Brian R. Sackett	2,250	13,333	1,196	16,779
Gregory V. Varner	20,000	6,667	15,788	42,455
(1)    Directors electing to receive all fees in cash, resulting in no contributions to the Directors Plan, invest at least 25% of their board fees in our common stock under the DRIP Plan as described in our Directors Plan within the “Executive Officers” section.
(2)    All other compensation includes dividends on stock units.
We paid an annual retainer of $40,000 to each non-employee director and $30,000 to each employee director of the Board during 2024. The chairperson of the Board is paid an additional retainer of $15,000, the Audit Committee chair is paid an additional retainer of $8,000, the Nominating & Corporate Governance chair is paid an additional retainer of $1,000, and the chairperson of the Compensation & Human Resource Committee is paid an additional retainer of $4,000.

The following table displays the cumulative number of stock units of our common stock credited to the accounts of current directors pursuant to the terms of the Directors Plan as of March 14, 2025:

Name	# of stock units credited
Dr. Jeffrey J. Barnes	31,392
David B. Behen (1)	—
Jill Bourland	1,291
Melinda M. Coffin	4,192
Jae A. Evans	2,958
Neil M. McDonnell	397
Sarah R. Opperman	6,118
Chad R. Payton	2,172
Vicki L. Rupp	4,119
Brian R. Sackett	3,132
Jerome E. Schwind	15,639
(1) Director appointment effective March 3, 2025.
Under the Directors Plan, upon a participant’s retirement from the Board, or the occurrence of certain other events, the participant is eligible to receive a distribution in the form of shares of our common stock of all of the stock units that are then credited to the participant's account. The plan does not allow for cash settlement. Stock issued under the Directors Plan is restricted stock under the Securities Act of 1933, as amended.
We established a Rabbi Trust to supplement the Directors Plan. The Rabbi Trust is an irrevocable grantor trust to which we may contribute assets for the limited purpose of funding a nonqualified deferred compensation plan. Although we may not reach the assets of the Rabbi Trust for any purpose other than meeting our obligations under the Directors Plan, the assets of the Rabbi Trust remain subject to the claims of our creditors. We may contribute cash or common stock to the Rabbi Trust from time to time for the sole purpose of funding the Directors Plan. The Rabbi Trust will use any cash that we may contribute to purchase shares of our common stock on the open market.
We transferred $1,113,229 to the Rabbi Trust in 2024, which held 142,535 shares of our common stock for settlement as of December 31, 2024. As of December 31, 2024, stock units credited to participants’ accounts totaled 101,493. All amounts are unsecured claims against our general assets. The net cost of this benefit was $168,465 in 2024.
Certain Relationships and Related Person Transactions
Certain Relationships
There are no family relationships between any of our directors or executive officers, as defined in Item 401 of Regulation S-K.
Policies and Procedures Regarding Related Person Transactions
Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include Section 23A and Section 23B of the Federal Reserve Act and the Board of Governors of the Federal Reserve System’s (the “Federal Reserve”) Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Our Audit Committee also reviews procedures designed to identify related person transactions that are material to our financial statements or otherwise require disclosure. In determining whether to approve a related person transaction, the Board will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related person’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related person, whether the transaction would impair an outside director’s independence, the acceptability of the transaction to our regulators and the potential violations of other corporate policies.

Ordinary Banking Relationships
Certain directors and officers and members of their families were loan customers of the Bank, or have been directors or officers of corporations, members or managers of limited liability companies, or partners of partnerships which have had transactions with the Bank. In our opinion, all such transactions were made in the ordinary course of business and were substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with customers not related to the Bank. These transactions do not involve more than normal risk of collectability or present other unfavorable features. Total loans to these customers were approximately $2,951,000 and $19,527,000 as of December 31, 2024 and 2023.
As of the date of this proxy statement, no related party loans were categorized as nonaccrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal shareholders, as well as their immediate family members and affiliates.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information as of March 14, 2025 as to our common stock owned beneficially by persons known by us to be beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Richard L. McGuirk	383,283	(1)	5.17%
P.O. Box 222
Mt. Pleasant, MI 48804
(1)    Includes 365,196 shares held by McGuirk Investments LLC which Mr. McGuirk has sole investment power over.
The following table sets forth certain information as of March 14, 2025 as to our common stock owned beneficially by: (1) each director and director nominee, (2) by each NEO, and (3) by all directors and executive officers as a group.

Name of Owner	Number of Shares Beneficially Owned (1) (2)		Percent of Class
Dr. Jeffrey J. Barnes	9,190	(3)	0.12%
David B. Behen	—		0.00%
Jill Bourland	4,120	(4)	0.06%
Melinda M. Coffin	775		0.01%
Jae A. Evans	29,396	(5)	0.40%
Neil M. McDonnell	3,230	(6)	0.04%
Sarah R. Opperman	17,737	(7)	0.24%
Chad R. Payton	5,272	(8)	0.07%
Vicki L. Rupp	5,296		0.07%
Brian R. Sackett	539	(9)	0.01%
William M. Schaefer	6,421		0.09%
Jerome E. Schwind	8,063	(10)	0.11%
All Directors and Executive Officers as a Group (14 persons)	107,851		1.45%
(1)    Beneficial ownership is defined by rules of the SEC and includes shares that the person has or shares voting or investment power over and shares that the person has a right to acquire within 60 days from March 14, 2025. Consequently, with respect to shares acquired under the Directors Plan, participants may not be eligible to convert their stock units to shares within 60 days from March 14, 2025 as a result of distribution elections and plan conditions. For stock units credited to each participant's account as of March 14, 2025, refer to the “Director Compensation” section of this report.
(2)    Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.
(3)    Includes 9,190 shares over which voting and investment powers are shared with Dr. Barnes' spouse.
(4)    Includes 215 shares over which voting and investment powers are shared with Ms. Bourland's spouse.
(5)    Includes 9,333 shares over which voting and investment powers are shared with Mr. Evans' spouse.
(6)    Includes 27 shares over which voting and investment powers are shared with Mr. McDonnell's son.
(7)    Includes 3,053 shares over which voting and investment powers are shared with Ms. Opperman's spouse and immediate family.
(8)    Includes 3,000 shares over which voting and investment powers are shared with Mr. Payton's spouse.
(9)    Includes 539 shares over which voting and investment powers are shared with Mr. Sackett's spouse.
(10)    Includes 3,888 shares over which voting and investment powers are shared with Mr. Schwind's spouse.

Independent Registered Public Accounting Firm
The Audit Committee has appointed Plante as our independent auditors for the year ending December 31, 2025.
Independent Auditor Fee Information
The following table shows the aggregate fees billed by Rehmann, our former auditor, for the audit and other services provided for the years ended:

	2024	2023
Audit fees	$390,200	$387,700
Audit related fees	13,000	17,500
Tax fees	20,225	21,085
Total	$423,425	$426,285
The audit fees were for performing the integrated audit of our consolidated annual financial statements and the internal control report related to the Federal Deposit Insurance Corporation Improvement Act, reviews of interim financial statements included in our Quarterly Reports on Form 10-Q, and customary services that are normally provided by Rehmann in connection with statutory and regulatory filings or engagements. The audit related fees are typically for various discussions related to the adoption and interpretation of new accounting pronouncements. Also included are fees for auditing of our employee benefit plans. The tax fees were for the preparation of our state and federal income tax returns and for consultation on various tax matters.
Pre-Approval Policies and Procedures
All non-audit services to be performed by Plante must be approved in advance by the Audit Committee if those fees are reasonably expected to exceed 5.0% of the current year agreed upon fee for independent audit and interim review services, so long as such services were recognized by the Corporation at the time of engagement to be non-audit services, and such services are promptly brought to the attention of the Audit Committee subsequent to completion of the audit. As permitted by SEC rules, the Audit Committee has authorized its chairperson to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.
As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, timing, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.
A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.
Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as audit-related, tax and other professional services, none were billed pursuant to these provisions in 2024 and 2023 without pre-approval.

Shareholder Proposals - 2026 Annual Meeting
Any proposals which you intend to present at the 2026 Annual Meeting under Securities and Exchange Commission Rule 14a-8 must be received before November 25, 2025 to be considered for inclusion in our Proxy Statement and proxy for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.
For all other director nominee proposals, other than the Corporation's nominees, to be presented 2026 Annual Meeting, proposals must be received no later than March 7, 2026. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-19, which includes a statement that the shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Corporation’s shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees.
All proposals must be submitted by sending written communications to the attention of the Corporation’s Secretary, Isabella Bank Corporation, 401 N. Main St., Mt. Pleasant, Michigan 48858.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. These officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish us with copies of these reports. During the year ended December 31, 2024, to our knowledge, there was one (1) delinquent transaction reported for Director Bourland for one reportable transaction in June of 2024.
Other Matters
We will bear the cost of soliciting proxies. In addition to solicitation by mail, officers and other employees may solicit proxies by telephone or in person, without compensation other than their regular compensation.
As to Other Business Which May Come Before the Meeting
We do not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.
By order of the Board of Directors
Debra Campbell, Secretary
Additional Information Available
Copies of the 2024 Annual Report, Isabella Bank Corporation Annual Report on Form 10-K, and other financial information not contained herein are available on the Bank’s website (www.isabellabank.com) under the Investor Relations tab, or may be obtained, without charge, by writing to:
Debra Campbell, Secretary
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, Michigan 48858

ISABELLA BANK CORPORATION
401 NORTH MAIN STREET
MOUNT PLEASANT, MI 48858

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66439-P26600

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ISABELLA BANK CORPORATION

The Board of Directors recommends you vote "FOR" Proposals 1 and 2.

		For	Withhold
1.	Proposal to elect the following four (4) persons as directors:		
1a.	Neil M. McDonnell (3 year term)	☐	☐
1b.	Sarah R. Opperman (3 year term)	☐	☐
1c.	Chad R. Payton (3 year term)	☐	☐
1d.	Brian R. Sackett (3 year term)	☐	☐

		For	Against	Abstain
2.	Ratify the appointment of Plante & Moran, PLLC: To approve the ratification of Plante & Moran, PLLC as the independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or other business entity, please sign full entity name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

V66440-P26600

ISABELLA BANK CORPORATION
Annual Meeting of Shareholders
May 6, 2025 at 5:00 PM
Courtyard by Marriott
2400 East Campus Drive, Mt. Pleasant, MI 48858

The Board of Directors solicits this proxy

The Shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Isabella Bank Corporation to be held on Tuesday, May 6, 2025 at 5:00 p.m., at the Courtyard by Marriott, 2400 East Campus Drive, Mt. Pleasant, Michigan. The Shareholder hereby appoints Jill Bourland, Melinda M. Coffin, and Vicki L. Rupp and each of them, proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Isabella Bank Corporation that the undersigned is eligible to vote as of March 14, 2025 at the Annual Meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 and 2. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

To be signed on reverse side